Exhibit 32.01

CERTIFICATION PURSUANT TO SECTION 906 OF THE PUBLIC COMPANY

ACCOUNTING REFORM AND INVESTOR PROTECTION ACT OF 2002

(18 U.S.C. § 1350, AS ADOPTED)

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted, the “Sarbanes-Oxley Act”), Jeffrey G. Katz, the Chief Executive Officer of LeapFrog Enterprises, Inc. (the “Company”), and William B. Chiasson, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, to which this Certification is attached as Exhibit 32.01 (the “Quarter Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

Dated: November 9, 2007

/s/ Jeffrey G. Katz	/s/ William B. Chiasson
Jeffrey G. Katz	William B. Chiasson
Chief Executive Officer	Chief Financial Officer

Note: This certification accompanies the Quarterly Report pursuant to § 906 of the Sarbanes-Oxley Act and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.